UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): June 3, 2024

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40089	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 200, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock	NVOS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, Novo Integrated Sciences, Inc. (the “Company”) entered into a securities purchase agreement, dated April 26, 2023, with RC Consulting Consortium Group LLC (“RC”) in favor of SCP Tourbillion Monaco or registered assigns (the “Holder”), pursuant to which the Company issued an unsecured 15-year promissory note to the Holder (the “Note”) with a maturity date of April 26, 2038, in the principal sum of $70,000,000, which amount represents the $57,000,000 purchase price plus a yield (non-compounding) of 1.52% (zero coupon) per annum from the issue date.

On June 3, 2024, the Company and RC entered into an amendment (the “Amendment”) to the Note. Pursuant to the terms of the Amendment, at any time after 12 months and no later than 60 months from the commencement of the term and prior to an event of default, if the Company’s listed common stock closes over $15 per share for a period of five consecutive trading days, the Company may (upon its sole discretion), prepay up to 50% of the outstanding RC Note in restricted shares of the Company’s common stock, as prescribed under Rule 144, at a value equal to 15% greater than the average closing price of the Company’s common stock over the five consecutive days above $15 per share. In the event the Company elects to prepay any outstanding amount in restricted stock, upon the removal of the restriction, RC (or its designates) will be limited to selling no more than one-sixth the amount of shares available from the lifting of the Rule 144 restriction over a single 30-day period.

Except as set forth in the Amendment, all other provisions and conditions of the Note remain in full force and eﬀect, including the Company’s right, on 15 days’ prior written notice, to prepay the Note at any time prior to an event of default.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 3, 2024, the Company issued a press release announcing entry into the Amendment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment, dated June 3, 2024, by RC Consulting Consortium Group LLC in favor of SCP Tourbillion Monaco and the registrant.
99.1	Press release issued by the registrant on June 3, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: June 3, 2024	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer